Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined balance sheet as of September 30, 2020 gives pro forma effect to the Merger as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 give pro forma effect to the Merger as if it had occurred as of January 1, 2019. This information should be read together with Shift’s and IAC’s audited financial statements and related notes that are included in the proxy statement/prospectus on Form 424B3, filed with the Securities and Exchange Commission on September 24, 2020, Shift’s unaudited financial statements and related notes filed as Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit is filed, IAC’s unaudited financial statements and related notes that are included in the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 16, 2020, and the Management’s Discussion and Analysis of Financial Condition and Results of Operations filed as Exhibit 99.2 to the Current Report on Form 8-K to which this Exhibit is filed.

The unaudited pro forma combined balance sheet as of September 30, 2020 has been prepared using the following:

●	Shift’s unaudited historical condensed consolidated balance sheet as of September 30, 2020, as included elsewhere in this prospectus; and

●	IAC’s unaudited historical condensed balance sheet as of September 30, 2020, as included elsewhere in this prospectus.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2020 has been prepared using the following:

●	Shift’s unaudited historical condensed consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2020, as included elsewhere in this prospectus; and

●	IAC’s unaudited historical statement of operations for the nine months ended September 30, 2020, as included elsewhere in this prospectus.

The unaudited pro forma combined statement of operations for the year ended December 31, 2019 has been prepared using the following:

●	Shift’s audited historical consolidated statement of operations and comprehensive loss for the year ended December 31, 2019, as included elsewhere in this prospectus; and

●	IAC’s audited historical statement of operations for the year ended December 31, 2019, as included elsewhere in this prospectus.

Accounting for the Merger

The Merger is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, IAC, who was the legal acquirer in the Merger, is treated as the “acquired” company for financial reporting purposes and Shift is treated as the accounting acquirer. This determination was primarily based on Shift having a majority of the voting power of the Company, Shift’s senior management comprising substantially all of the senior management of the Company, the relative size of Shift compared to IAC, and Shift’s operations comprising the ongoing operations of the Company. Accordingly, for accounting purposes, the Merger is treated as the equivalent of a capital transaction in which Shift is issuing stock for the net assets of IAC. The net assets of IAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are those of Shift.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Merger, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the Company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the Company will experience. Shift and IAC did not have any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

As a result of the Merger and immediately following the closing of the Merger, the former stockholders of Shift owned approximately 51.2% of the Company’s outstanding common stock and the former stockholders of IAC owned approximately 25.8% of the Company’s outstanding common stock (6.9% held by IAC’s initial stockholders), with the remaining shares of the Company’s outstanding common stock owned by the PIPE Investors.

As the release from escrow of the additional 6,000,218 shares of Company common stock is contingent on the future performance of the trading price of the common stock, they have been classified as an equity arrangement and therefore have not been recorded in the unaudited pro forma combined financial statements.

PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(UNAUDITED)
(in thousands)

	(A) Shift	(B) IAC	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$18,366	$129	$152,966	(1)
			189,000	(2)
			(34,533)	(3)
			(650)	(7)
			(6,085)	(9)	$319,193
Accounts receivable, net	7,924	—	—		7,924
Inventory	33,485	—	—		33,485
Prepaid expenses and other current assets	2,161	110	(292)	(3)	1,979
Total Current Assets	61,936	239	300,406		362,581
Cash and marketable securities	—	152,966	(152,966)	(1)	—
Property and equipment, net	1,802	—	—		1,802
Capitalized website and internal use software, net	6,376	—	—		6,376
Restricted cash	1,605	—	—		1,605
Deferred borrowing costs	2,908	250	(250)	(3)	2,908
Other noncurrent assets	2,850	—	—		2,850
Total Assets	$77,477	$153,455	$147,190		$378,122

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable and accrued expenses	$23,895	$2,624	$(2,624)	(3)	$23,895
Convertible promissory note – related party	—	650	(650)	(7)	—
Flooring line of credit	20,556	—	—		20,556
Total Current Liabilities	44,451	3,274	(3,274)		44,451
Related party long term note	22,004	—			22,004
Warrant liability	11,021	—	(11,021)	(8)	—
Other noncurrent liabilities	8,284	—	(6,085)	(9)	2,199
Deferred underwriting fees	—	6,419	(6,419)	(3)	—
Total Liabilities	85,760	9,693	(26,799)		68,654

Commitments and Contingencies

Convertible preferred stock	223,631	—	(223,631)	(5)	—
Common stock subject to redemption	—	138,762	(138,762)	(4)	—
	223,631	138,762	(362,393)		—
Stockholders’ (Deficit) Equity
Common stock	4	—	(4)	(5)	—
Class A common stock	—	—	2	(2)
			1	(4)
			4	(5)
			1	(6)	8
Class B common stock	—	1	(1)	(6)	—
Additional paid-in capital	38,023	6,501	188,998	(2)
			(26,032)	(3)
			138,761	(4)
			222,129	(5)
			11,021	(8)	579,401
Accumulated deficit	(269,941)	(1,502)	1,502	(5)	(269,941)
Total Stockholders’ (Deficit) Equity	(231,914)	5,000	536,382		309,468
Total Liabilities, Convertible Preferred Stock, Common Stock subject to redemption and Stockholders’ (Deficit) Equity	$77,477	$153,455	$147,190		$378,122

Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)	Derived from the unaudited condensed consolidated balance sheet of Shift as of September 30, 2020. See Shift’s unaudited condensed consolidated statements for the nine months ended September 30, 2020 and the related notes appearing elsewhere in this prospectus.

(B)	Derived from the unaudited balance sheet of IAC as of September 30, 2020. See IAC’s unaudited condensed consolidated statements for the nine months ended September 30, 2020 and the related notes appearing elsewhere in this prospectus.

(1)	Reflects the release of cash currently invested in marketable securities held in the trust account.

(2)	Reflects the proceeds received from the PIPE investment with the corresponding issuance of 18,900,000 shares of common stock of the post-combination company at $10.00 per share.

(3)	Reflects the payment of fees and expenses related to the Merger of $35,075, including $6,850 attributable to the PIPE investment, $6,419 of underwriting fees payable to the placement agent in connection with the PIPE investment, and $21,806 of legal, financial advisory, accounting and other professional fees. These expenses are direct, incremental costs of the Merger and are reflected as an adjustment to additional paid in capital. Transaction related expenses of $2,526 are currently classified in accounts payable and $250 are classified as accounts payable for IAC. Transaction related expenses of $292 are currently classified in prepaid expenses for Shift. These payments were made with the cash released to or received by the Company at closing, as set forth in footnotes (1) and (2)

(4)	The common stock subject to redemption for cash amounting to $138,762 would be transferred to permanent equity.

(5)	Reflects the recapitalization of Shift through (a) the contribution of all the share capital in Shift to IAC in the amount of $260,152, (b) the issuance of 42,053,631 shares of common stock and (c) the elimination of the historical retained earnings of IAC, the legal acquirer, in the amount of $(1,502).

(6)	Reflects the conversion of 6,088,338 shares of Class B common stock into 6,088,338 shares of Class A common stock, on a 1.09 to 1 basis, at the consummation of the Business Combination.

(7)	Reflects the cash repayment of convertible promissory notes to a related party.

(8)	Reflects the net settlement of the outstanding warrants for shares of Class A common stock.

(9)	Reflects the repayment of the promissory notes related to Paycheck Protection Program, which was a condition of the merger agreement.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2020
(UNADUITED)
(in thousands, except share and per-share data)

	(A) Shift	(B) IAC	Pro Forma Adjustments		Pro Forma Statement of Operations
Total revenue	$122,307	$—	$—		$122,307
Cost of revenue	111,666	—	—		111,666
Gross profit	10,641	—	—		10,641

Selling, general and administrative expenses	52,109	3,415	(3,242)	(1)	52,282
Depreciation and amortization	3,258	—	—		3,258
Loss from operations	(44,726)	(3,415)	3,242		(44,899)

Other income (expense):
Interest expense	(3,901)	—	—	(2)	(3,901)
Interest and other income (expense)	(6,017)	709	(709)		(6,017)
Loss before income taxes	(54,644)	(2,706)	2,533		(54,817)
Provision for income taxes	—	120	(120)	(3)	—
Net loss	$(54,644)	$(2,826)	$2,653		$(54,817)
Weighted average shares outstanding of common stock, basic and diluted		15,065,000	67,041,969	(4)	82,106,969
Basic and diluted net income (loss) per share		$(0.03)			$(0.67)

5

PRO FORMA COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2019
(UNAUDITED)

(in thousands, except share and per-share data)

	(C) Shift	(D) IAC	Pro Forma Adjustments		Pro Forma Statement of Operations
Total revenue	$166,235	$—	$—		$166,235
Cost of revenue	167,997	—	—		167,997
Gross loss	(1,762)	—	—		(1,762)

Selling, general and administrative expenses	71,860	765	—		72,625
Depreciation and amortization	3,221	—	—		3,221
Loss from operations	(76,843)	(765)	—		(77,608)

Other income (expense):
Interest income	1,821	2,593	(2,593)	(2)	1,821
Interest and other income (expense)	(5,461)	—	—		(5,461)
(Loss) income before income taxes	(80,483)	1,828	(2,593)		(81,248)
Provision for income taxes	—	502	(502)	(3)	—
Net (loss) income	$(80,483)	$1,326	$(2,091)		$(81,248)
Weighted average shares outstanding of common stock, basic and diluted		15,065,000	67,041,969	(4)	82,106,969
Basic and diluted net income (loss) per share		$0.13			$(0.99)

Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited condensed consolidated statement of operations and comprehensive loss of Shift for the nine months ended September 30, 2020. See Shift’s unaudited condensed consolidated statements for the nine months ended September 30, 2020 and the related notes appearing elsewhere in this prospectus.

(B)	Derived from the unaudited statement of operations of IAC for the nine months ended September 30, 2020. See IAC’s unaudited condensed consolidated statements for the nine months ended September 30, 2020 and the related notes appearing elsewhere in this prospectus.

(C)	Derived from the audited consolidated statement of operations and comprehensive loss of Shift for the year ended December 31, 2019. See Shift’s audited consolidated statement financial statements and the related notes appearing elsewhere in this prospectus.

(D)	Derived from the audited statement of operations of IAC for the year ended December 31, 2019. See IAC’s audited consolidated statement financial statements and the related notes appearing elsewhere in this prospectus.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Business Combination which are reflected in the historical financial statements of Shift and IAC in the amount of $0 and $3,242, respectively, for the nine months ended September 30, 2020. There were no such amounts for the year ended December 31, 2019.

(2)	Represents an adjustment to eliminate interest income on marketable securities held in the trust account as of the beginning of the period.

(3)	Represents an adjustment to record a normalized blended statutory income tax benefit rate of 21% for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which however, has been offset by a full valuation allowance as the post-combination company expects to incur continuing losses.

(4)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that IAC’s IPO occurred as of January 1, 2019. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Merger for the entire period.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of 7,745,000 warrants to purchase 7,745,000 shares of common stock because the inclusion of these securities would be anti-dilutive.

Combined
Weighted average shares calculation, basic and diluted
IAC public shares	15,065,000
IAC Sponsor shares	6,088,338
IAC shares issued to PIPE Investors	18,900,000
IAC shares issued in the Merger	42,053,631
Weighted average shares outstanding	82,106,969
Percent of shares owned by Shift	51.2%
Percent of shares owned by PIPE Investors	23.0%
Percent of shares owned by IAC	25.8%